UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ATC Technology Corporation
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[
1400 Opus Place, Suite 600
Downers Grove, Illinois 60515
_____________________

Additional Information Regarding

2009 Annual Meeting of Stockholders

ATC Technology Corporation (the “Company”) previously filed with the U.S. Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) in connection with the 2009 Annual Meeting of Stockholders to be held at the Sofitel New York, 45 West 44th Street, New York, New York 10036 on Wednesday, June 3, 2009, at 8:00 a.m., Eastern time (the “Annual Meeting”).  The following additional information concerns Proposal No. 2, “Approval of Amended and Restated 2006 Stock Incentive Plan” (the “Plan”), contained in the Proxy Statement relating to the Annual Meeting.

On May 26, 2009, the Board of Directors exercised its authority under the Plan to approve an amendment to Section 4.1(a) of the Plan to reduce the maximum number of shares of the Company’s common stock, par value $.01 per share, that would be authorized for issuance pursuant to the Plan from 2,100,000 shares to 2,000,000 shares (the “Amendment”).  As a result of the Amendment, Proposal No. 2 would have the impact of increasing the share reserve under the Plan by 900,000 shares, instead of the 1,000,000 shares indicated in the Proxy Statement.  Stockholders will be asked to vote on the Plan, as amended by the May 26 Amendment, at the Annual Meeting.